UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Asset Capital Corporation, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	55-0896525

(State of Incorporation)	(IRS Employer Identification No.)

4733 Bethesda Avenue, Suite 800
Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): File No. 333-129087
Securities registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Registrant’s common stock is set forth under the caption “Description of Our Common Stock” in the prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-129087), as initially filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2005, as amended (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference. The description of the Registrant’s common stock set forth under the caption “Description of Our Common Stock” contained in any prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 in connection with the Form S-11 is hereby incorporated by reference in response to this item.
Item 2. Exhibits.
Not Applicable

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASSET CAPITAL CORPORATION, INC.

Date: August 2, 2006	By:	/s/ Clay E. Carney

Clay E. Carney
Chief Financial Officer, Treasurer and Secretary

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